Exhibit 4.2
Execution Copy
SUPPLEMENTAL INDENTURE NO. 1
     THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of May 17, 2006 (this “Supplemental Indenture No. 1”), between DEAN FOODS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), THE GUARANTORS listed on Schedule 1 to the Indenture (as defined below) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).
RECITALS:
     WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of May 15, 2006 (the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;
     WHEREAS, Section 3.01 of the Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;
     WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture No. 1 to modify the Indenture and provide certain additional provisions as hereinafter described;
     WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture No. 1 for the purpose of establishing the terms of such Securities, providing for the rights, obligations and duties of the Trustee with respect to such Securities and amending certain provisions of the Indenture; and
     WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture No. 1 a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.
     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I
THE 7.000% SENIOR NOTES DUE 2016
     Section 1.01 Title of Securities. There shall be a series of Securities designated the “7.000% Senior Notes due 2016” (the “2016 Senior Notes”).
     Section 1.02 Limitation of Aggregate Principal Amount. The aggregate principal amount of the 2016 Senior Notes shall initially be limited to $500,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.02, 3.06, 3.07, 3.09, 9.05 or 11.07 of the Indenture). The Company may, without the consent of the Holders of the 2016 Senior Notes, issue additional Securities having the same interest rate, maturity date, CUSIP number and other terms (other than issue date and issue price). Any additional Securities, together with the 2016 Senior Notes, will constitute a single series of Securities under the Indenture. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the 2016 Senior Notes.
     Section 1.03 Principal Payment Date. The principal amount of the 2016 Senior Notes outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on June 1, 2016, which date shall be the Stated Maturity of the 2016 Senior Notes.
     Section 1.04 Interest and Interest Rates. The rate of interest on each Security shall be 7.000 % per annum, accruing from May 17, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on June 1 and December 1 of each year commencing December 1, 2006 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any 2016 Senior Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such 2016 Senior Notes (or one or more predecessor securities) is registered at the close of business on the fifteenth calendar day prior to such Interest Payment Date (the “Record Date”). Any such interest installment not punctually paid or duly provided for in respect of any 2016 Senior Note shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name such 2016 Senior Notes (or one or more predecessor securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the 2016 Senior Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2016 Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Section 1.05 Place of Payment. The place where the 2016 Senior Notes may be presented or surrendered for payment, where the 2016 Senior Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the 2016 Senior Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee or at the Company’s office or the Paying Agent’s office maintained for that purpose in the borough of Manhattan, City of New York.

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     Section 1.06 Redemption.
     (1) The Company may redeem the 2016 Senior Notes, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such 2016 Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2016 Senior Notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the 2016 Senior Notes to the Redemption Date.
     (2) Notice of redemption shall be given in accordance with Section 11.04 of the Indenture. If less that all of the 2016 Senior Notes then Outstanding are to be redeemed, the Trustee will select the particular 2016 Senior Notes or portions thereof in accordance with Section 11.03 of the Indenture.
     (3) For the purposes of this Section 1.06 of Supplemental Indenture No. 1, the terms below are defined as follows:
     “Comparable Treasury Issue” means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2016 Senior Notes to be redeemed.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, and their successors, or, if Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.
     “Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.
     “Reference Treasury Dealer” means any of (i) Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. or their respective successors; provided, however, that if Citigroup Global Markets Inc. or J.P. Morgan Securities Inc. shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) any one other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

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     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. (New York City time), on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.
     Section 1.07 Denomination. The 2016 Senior Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.
     Section 1.08 Currency. Principal and interest on the 2016 Senior Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.
     Section 1.09 Form of 2016 Senior Notes; Global Security. The 2016 Senior Notes will initially be issued in one or more permanent global securities substantially in the form set forth in Annex A hereto, as a book-entry security.
     Section 1.10 Security Registrar and Paying Agent for the 2016 Senior Notes. The Trustee shall serve initially as the Security Registrar and the Paying Agent.
     Section 1.11 Sinking Fund Obligations. The Company has no obligation to redeem or purchase any 2016 Senior Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof, except as described in Article II, below.

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ARTICLE II
HOLDERS’ REPURCHASE OPTION FOLLOWING CHANGE OF CONTROL
     Section 2.01 Required Repurchase on Change of Control.
     (1) Upon the occurrence of a Change of Control, each Holder of the 2016 Senior Notes will have the right to require the Company to repurchase all or any part of such Holder’s 2016 Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the 2016 Senior Notes to be repurchased, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     (2) Within 30 days following any Change of Control, the Company will:
     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and
     (b) send, by first-class mail, with a copy to the Trustee, to each Holder of 2016 Senior Notes, at such Holder’s address appearing in the security register, a notice stating:
     (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all 2016 Senior Notes timely tendered will be accepted for payment;
     (2) the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;
     (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and
     (4) the procedures that Holders of 2016 Senior Notes must follow in order to tender their 2016 Senior Notes (or portions thereof) for payment, and the procedures that such Holders must follow in order to withdraw an election to tender 2016 Senior Notes (or portions thereof) for payment.
     (3) The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all 2016 Senior Notes validly tendered and not withdrawn under such Change of Control Offer.
     Section 2.02 Compliance with the Exchange Act. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws or regulations in connection with the repurchase of 2016 Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article II,

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the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article II by virtue of this compliance.
     Section 2.03 Definitions. For purposes of Section 2.01, the terms below are defined as follows:
     (1) “Change of Control” means the occurrence of any of the following events:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d 5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or
     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:
     (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and
     (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or
     (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such

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period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or
     (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.
     (2) “Board of Directors” means the Board of Directors of the Company or any of the Guarantors, as the case may be, or any duly authorized committee of such Board of Directors.
     (3) “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.
     (4) “Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.
     (5) “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     (6) “Wholly-Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.
ARTICLE III
ADDITIONAL EVENT OF DEFAULT
     Section 3.01 Failure of a Subsidiary Guarantee. In addition to the Events of Default set forth in the Indenture, an Event of Default will also occur in the event the Subsidiary Guarantee of the 2016 Senior Notes by any of the Subsidiary Guarantors ceases to be, or is asserted in writing by the Company or such Subsidiary Guarantor not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the guarantee or the indenture).
ARTICLE IV
MISCELLANEOUS
     Section 4.01 Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture No. 1, the Indenture shall remain in full force and effect as executed.

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     Section 4.02 General Definitions. For purposes of this Supplemental Indenture No. 1:
     (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture:
     (2) All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and
     (3) The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1.
     Section 4.03 Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.
     Section 4.04 Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture No. 1 are made by the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.
     Section 4.05 Counterparts. This Supplemental Indenture No. 1 may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.
     Section 4.06 Governing Law. This Supplemental Indenture No. 1 and the 2016 Senior Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into, in each case, performed in said state.
     IN WITNESS WHEREOF, the Company, the Guarantors and the Trustee have executed this Supplemental Indenture No. 1 as of the date first above written.

DEAN FOODS COMPANY
By:	/s/ Cory M. Olson
Cory M. Olson
Senior Vice President Investor Relations and Treasurer

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31 LOGISTICS, LLC
ALTA-DENA CERTIFIED DAIRY, LLC
BARBER ICE CREAM, LLC
BARBER MILK, LLC
BERKELEY FARMS, LLC
BROUGHTON FOODS, LLC
COUNTRY DELITE FARMS, LLC
COUNTRY FRESH, LLC
CREAMLAND DAIRIES, LLC
DAIRY FRESH, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN DAIRY PRODUCTS COMPANY, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS COMPANY OF CALIFORNIA, LLC
DEAN FOODS COMPANY OF INDIANA, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN ILLINOIS DAIRIES, LLC
DEAN MILK COMPANY, LLC
DEAN PUERTO RICO HOLDINGS, LLC
DEAN SoCAL, LLC
DEAN WEST, LLC
DEAN WEST II, LLC
DIPS GP II, LLC
FAIRMONT DAIRY, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
GOLDEN VALLEY DAIRY, LLC
INTERNATIONAL DAIRY HOLDINGS, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
LOUIS TRAUTH DAIRY, LLC
MAYFIELD DAIRY FARMS, LLC
McARTHUR DAIRY, LLC
MELODY FARMS, L.L.C.
MIDWEST ICE CREAM COMPANY, LLC
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC
NEW ENGLAND DAIRIES, LLC
PET O’FALLON, LLC

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PURITY DAIRIES, LLC
REITER DAIRY, LLC
ROBINSON DAIRY, LLC
SCHENKEL’S ALL-STAR DAIRY, LLC
SCHENKEL’S ALL-STAR DELIVERY, LLC
SFG MANAGEMENT LIMITED LIABILITY COMPANY
SHENANDOAH’S PRIDE, LLC
SUIZA DAIRY GROUP, LLC
SULPHUR SPRINGS CULTURED SPECIALTIES, LLC
SWISS II, LLC
SWISS PREMIUM DAIRY, LLC
TERRACE DAIRY, LLC
T.G. LEE FOODS, LLC
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:	/s/ Cory M. Olson
Cory M. Olson
Vice President and Treasurer

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DEAN INTERNATIONAL HOLDING COMPANY
DEAN MANAGEMENT CORPORATION
DEAN TRANSPORTATION, INC.
DIPS GP, INC.
ELGIN BLENDERS, INCORPORATED
HORIZON ORGANIC DAIRY, IDAHO FARM, INC.
HORIZON ORGANIC DAIRY, MARYLAND FARM, INC.
HORIZON ORGANIC HOLDING CORPORATION
HORIZON ORGANIC INTERNATIONAL, INC.
LIBERTY DAIRY COMPANY
MARATHON DAIRY INVESTMENT CORP.
MEADOW BROOK DAIRY COMPANY
TUSCAN/LEHIGH DAIRIES, INC.
WHITE WAVE, INC.
WHITEWAVE FOODS COMPANY
WHITEWAVE SERVICES, INC.

By:	/s/ Cory M. Olson
Cory M. Olson
Vice President and Treasurer

DEAN HOLDING COMPANY
By:	/s/ Cory M. Olson
Cory. M. Olson
Senior Vice President Investor Relations and Treasurer

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DEAN INTELLECTUAL PROPERTY SERVICES II, L.P.

BY:	DIPS GP II, LLC, its General Partner

By:	/s/ Cory M. Olson

Cory M. Olson
Vice President and Treasurer

DEAN INTELLECTUAL PROPERTY SERVICES, L.P.

BY:	DIPS GP, INC., its General Partner

By:	/s/ Cory M. Olson

Cory M. Olson
Vice President and Treasurer

DEAN LEGACY BRANDS, INC.

By:	/s/ Cory M. Olson

Cory M. Olson
Vice President and Treasurer

SOUTHERN FOODS GROUP, L.P.

BY:	SFG MANAGEMENT LIMITED LIABILITY COMPANY, its General Partner

By:	/s/ Cory M. Olson

Cory M. Olson
Vice President and Treasurer

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DIPS LIMITED PARTNER II
DIPS LIMITED PARTNER
SOUTHERN FOODS HOLDINGS

BY:	THE CAPITAL TRUST COMPANY OF DELAWARE, as trustee

By:	/s/ Beth L. Peoples

Beth L. Peoples
Attorney In Fact

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THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ John C. Stohlmann

Name: John C. Stohlmann
Title: Vice President

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ANNEX A
FORM OF GLOBAL NOTE
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF CEDE & CO. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFERS OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN NOMINEES OF CEDE & CO. OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.
DEAN FOODS COMPANY
7.000% Senior Notes due 2016
CUSIP: 242370 AA 2

No. R-1	Principal Amount $500,000,000
     Dean Foods Company, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on June 1, 2016, and to pay interest thereon from May 17, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 1 and December 1 in each year, commencing December 1, 2006, at the rate of 7.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     The Company will pay principal and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Security

Register). If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Interest Payment Date or Maturity Date to the date of such payment on the next succeeding Business Day.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Additional provisions of this Security are set forth on the other side of this Security.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

DEAN FOODS COMPANY

By:
Name:
Title:

By:
Name:
Title:
Dated: May 17, 2006
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities described in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By:
Authorized Signatory:

[REVERSE SIDE OF SECURITY]
DEAN FOODS COMPANY
7.000% Senior Notes due 2016
1. Indenture.
     This Security is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $500,000,000, all of such Securities issued and to be issued under an Indenture dated as of May 15, 2006, as supplemented by a Supplemental Indenture No. 1, dated as of May 17, 2006 (as so supplemented, the “Indenture”) among the Company, the guarantors party thereto (the “Guarantors”) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.
     As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated pursuant thereto as the 7.000% Senior Note due 2016.
     The Securities are general unsecured obligations of the Company.
     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Securities of any series under the Indenture.
2. Paying Agent, Calculation Agent and Registrar.
     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
3. Redemption.
     The Company may redeem the Securities, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the Securities to the Redemption Date.
4. Holders’ Repurchase Option Following Change of Control.
     Upon the occurrence of a Change of Control, each Holder of the Securities will have the right to require the Company to repurchase all or any part of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
     Within 30 days following any Change of Control, the Company will:
     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and
     (b) send, by first-class mail, with a copy to the Trustee, to each Holder of 2016 Senior Notes, at such Holder’s address appearing in the security register, a notice stating:
     (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Securities timely tendered will be accepted for payment;
     (2) the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;
     (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and
     (4) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment, and the procedures that such Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.
     The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws or regulations in connection with the repurchase of 2016 Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions described above, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations with respect to the matters described above by virtue of this compliance.
     The terms below are defined as follows:
     “Change of Control” means the occurrence of any of the following events:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or
     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:
     (c) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and
     (d) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

     (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or
     (f) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.
     “Board of Directors” means the Board of Directors of the Company or any of the Guarantors, as the case may be, or any duly authorized committee of such Board of Directors.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.
     “Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Wholly-Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.
5. Guarantees.
     The Guarantors have unconditionally guaranteed the due and punctual payment of the principal, and interest, if any, on, the Securities of this series when and as the same shall become due and payable, whether at Stated Maturity, upon any redemption, by declaration or otherwise in the manner and to the extent set forth in the Indenture. The Subsidiary Guarantees will irrevocably terminate upon the terms and conditions set forth in the Indenture.

6. Denominations; Transfer; Exchange.
     The Securities of this series are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
7. Persons Deemed Owners.
     A Holder shall be treated as the owner of a Security for all purposes.
8. Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In no event will interest accrue on such unclaimed monies.
9. Discharge Prior to Maturity.
     In accordance with the terms of the Indenture, if the Company deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of and accrued and unpaid interest on the Securities of this series (a) the Company will be discharged from the Securities of this series and the Indenture with respect to the Securities of this series, except in certain circumstances for certain provisions thereof, and (b) the Company will be discharged from certain covenants set forth in the Indenture.
10. Amendment; Supplement; Waiver.
     Subject to certain exceptions, (a) the Indenture or the Securities of this series may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding and (b) any past or existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Securities of this series then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities of this series to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
11. Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company, among other things, to (a) create liens upon any principal property, (b) engage in sale and leaseback transactions or (c) merge, consolidate, transfer, lease or otherwise dispose of substantially all of its assets. On or before a date not more than 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.
12. Successor Persons.
     When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.
13. Defaults and Remedies.
     If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
14. Defeasance.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security
15. Trustee Dealings with the Company.
     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, any Guarantor or their respective Affiliates and may otherwise deal with the Company, any Guarantor or their respective Affiliates as if it were not the Trustee.
16. No Recourse Against Others.
     No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling Person, as such, of the Company or any Guarantor or of any successor Person shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
17. Authentication.
     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

18. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUTS (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
19. Governing Law.
     This Security shall be governed by, and construed in accordance with, the laws of the State of New York. The Trustee, the Company, each of the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Securities.
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Dean Foods Company, 2515 McKinney Avenue, Suite 1200, Dallas, Texas 75201; Attention: Treasurer.

NOTATION OF SUBSIDIARY GUARANTEES
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 15, 2006, as supplemented by a Supplemental Indenture No. 1, dated as of May 17, 2006 (as so supplemented, the “Indenture”) by and among the Company, the Guarantors listed on Schedule I thereto and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, and interest, if any, on, the Securities when due, whether at Stated Maturity, by acceleration, redemption, purchase or otherwise, and (b) the full and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture and the Securities within the grace period set forth in Section 6.01(c) of the Indenture, if applicable. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, including provisions relating to the release or termination of the Subsidiary Guarantee(s). Each Holder of Securities, by accepting the same, agrees to and shall be bound by such provisions.
Dated: May 17, 2006

31 LOGISTICS, LLC
ALTA-DENA CERTIFIED DAIRY, LLC
BARBER ICE CREAM, LLC
BARBER MILK, LLC
BERKELEY FARMS, LLC
BROUGHTON FOODS, LLC
COUNTRY DELITE FARMS, LLC
COUNTRY FRESH, LLC
CREAMLAND DAIRIES, LLC
DAIRY FRESH, LLC
DEAN DAIRY HOLDINGS, LLC
DEAN DAIRY PRODUCTS COMPANY, LLC
DEAN EAST, LLC
DEAN EAST II, LLC
DEAN FOODS COMPANY OF CALIFORNIA, LLC
DEAN FOODS COMPANY OF INDIANA, LLC
DEAN FOODS NORTH CENTRAL, LLC
DEAN ILLINOIS DAIRIES, LLC
DEAN MILK COMPANY, LLC
DEAN PUERTO RICO HOLDINGS, LLC
DEAN SoCAL, LLC
DEAN WEST, LLC

DEAN WEST II, LLC
DIPS GP II, LLC
FAIRMONT DAIRY, LLC
GANDY’S DAIRIES, LLC
GARELICK FARMS, LLC
GOLDEN VALLEY DAIRY, LLC
INTERNATIONAL DAIRY HOLDINGS, LLC
KOHLER MIX SPECIALTIES OF MINNESOTA, LLC
KOHLER MIX SPECIALTIES, LLC
LAND-O-SUN DAIRIES, LLC
LOUIS TRAUTH DAIRY, LLC
MAYFIELD DAIRY FARMS, LLC
McARTHUR DAIRY, LLC
MELODY FARMS, L.L.C.
MIDWEST ICE CREAM COMPANY, LLC
MODEL DAIRY, LLC
MORNINGSTAR FOODS, LLC
NEW ENGLAND DAIRIES, LLC
PET O’FALLON, LLC
PURITY DAIRIES, LLC
REITER DAIRY, LLC
ROBINSON DAIRY, LLC
SCHENKEL’S ALL-STAR DAIRY, LLC
SCHENKEL’S ALL-STAR DELIVERY, LLC
SFG MANAGEMENT LIMITED LIABILITY COMPANY
SHENANDOAH’S PRIDE, LLC
SUIZA DAIRY GROUP, LLC
SULPHUR SPRINGS CULTURED SPECIALTIES, LLC
SWISS II, LLC
SWISS PREMIUM DAIRY, LLC
TERRACE DAIRY, LLC
T.G. LEE FOODS, LLC
VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:
Cory M. Olson
Vice President and Treasurer

DEAN INTERNATIONAL HOLDING COMPANY
DEAN MANAGEMENT CORPORATION
DEAN TRANSPORTATION, INC.
DIPS GP, INC.
ELGIN BLENDERS, INCORPORATED
HORIZON ORGANIC DAIRY, IDAHO FARM, INC.
HORIZON ORGANIC DAIRY, MARYLAND FARM, INC.
HORIZON ORGANIC HOLDING CORPORATION
HORIZON ORGANIC INTERNATIONAL, INC.
LIBERTY DAIRY COMPANY
MARATHON DAIRY INVESTMENT CORP.
MEADOW BROOK DAIRY COMPANY
TUSCAN/LEHIGH DAIRIES, INC.
WHITE WAVE, INC.
WHITEWAVE FOODS COMPANY
WHITEWAVE SERVICES, INC.

By:
Cory M. Olson
Vice President and Treasurer

DEAN HOLDING COMPANY

By:
Cory. M. Olson
Senior Vice President
Investor Relations and Treasurer

DEAN INTELLECTUAL PROPERTY SERVICES II, L.P.

BY:	DIPS GP II, LLC, its General Partner

By:
Cory M. Olson
Vice President and Treasurer

DEAN INTELLECTUAL PROPERTY SERVICES, L.P.

BY:	DIPS GP, INC., its General Partner

By:
Cory M. Olson
Vice President and Treasurer

DEAN LEGACY BRANDS, INC.

By:
Cory M. Olson
Vice President and Treasurer

SOUTHERN FOODS GROUP, L.P.

BY:	SFG MANAGEMENT LIMITED LIABILITY COMPANY, its General Partner

By:
Cory M. Olson
Vice President and Treasurer

DIPS LIMITED PARTNER II
DIPS LIMITED PARTNER
SOUTHERN FOODS HOLDINGS

BY:	THE CAPITAL TRUST COMPANY OF DELAWARE, as trustee

By:

ASSIGNMENT FORM

I or we assign and transfer this Security to:

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint                                    , as agent, to transfer this Security on the books of the Company.
The agent may substitute another to act for him.
Date:

Signed

(Sign exactly as name appears on the other side of this Security)
Signature Guarantee*:

* The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule l7Ad-15 under the Exchange Act.

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